Exhibit 10.1



                     FIRST AMENDMENT TO CREDIT AGREEMENT
                     -----------------------------------

         This First Amendment to Credit Agreement (this "Amendment") is made and entered into as of the 13th day of February, 2003, by and among ZOLTEK COMPANIES, INC., a Missouri corporation having its chief executive office and principal place of business located at 3101 McKelvey Road, St. Louis, Missouri 63044 ("Parent"), ZOLTEK CORPORATION, a Missouri corporation, CAPE COMPOSITES, INC., a California corporation, ENGINEERING TECHNOLOGY CORPORATION, a Missouri corporation, and ZOLTEK PROPERTIES, INC., a Missouri corporation, (individually and collectively hereinafter "Borrowers"; all references to "Borrowers" or "Borrower" shall mean each and all of the Borrowers) and SOUTHWEST BANK OF ST. LOUIS (the "Bank"), with an office at 13205 Manchester Road, St. Louis, Missouri 63131.

                            W I T N E S S E T H:

         WHEREAS, Bank, Borrowers and Hardcore Composites Operations, LLC, a Delaware limited liability company, are parties to that certain Credit Agreement dated as of May 11, 2001 (the "Agreement"); and

         WHEREAS, Bank and Borrowers desire to amend the Agreement upon and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, the covenants, promises and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

     1.  Amendments to the Agreement.
         ---------------------------

                  (a) Hardcore Composites Operations, LLC, a Delaware limited liability company ("Hardcore"), is no longer a subsidiary of the Parent. Hardcore shall henceforth no longer be a party to, or have any liabilities, obligations or duties under, the Agreement or any of the other Loan Documents. All references in the Agreement and the other Loan Documents to Hardcore shall henceforth be disregarded. To the extent it has not already done so, Bank will release any and all security interests and/or liens which it may have in or on any property or assets of Hardcore.

                  (b) Section 1.01 of the Agreement is hereby amended by
                      ------------
         deleting the definitions of the terms described below and replacing them (unless otherwise indicated) with the following, and by adding certain new defined terms as set forth below:

                           Accounts - All "Accounts" (as defined in the
                           --------
                  Code) in which the Borrowers now have or hereafter acquire an interest.

                           Borrowing Base - At any date of determination, an
                           --------------
                  amount equal to: (i) eighty percent (80%) of the face amount of Eligible Accounts outstanding at such date; plus
                                                                        ----
                  (ii) the Eligible Inventory Advance Amount; minus (iii)
                                                              -----
                  the aggregate undrawn face amount





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                  of all outstanding letters of credit issued by the Bank
                  for the account of any one or more of the Borrowers. In no event, however, shall the Borrowing Base exceed Five Million Dollars ($5,000,000.00).

                           Eligible Inventory Advance Rate - With respect to
                           -------------------------------
                  Eligible Inventory which is located in the United States and is to be sold by any Borrower to Goodrich Corporation, fifty percent (50%) (measured at cost), and with respect to all other Eligible Inventory, twenty-five percent (25%) (measured at cost.)

                           Inventory Turn Ratio - the definition of
                           --------------------
                  Inventory Turn Ratio contained in the Agreement is hereby deleted in its entirety and not replaced.

                           Maximum Inventory Advance - From and after the
                           -------------------------
                  date hereof, the maximum inventory advance on all Eligible Inventory shall not exceed Three Million Dollars ($3,000,000.00).

                           Obligations - All Loans and all other advances,
                           -----------
                  debts, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrowers to the Bank of any kind or nature, present or future, whether or not evidenced by any note, letter of credit, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise and whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, primary or secondary, joint, several or joint and several, due or to become due, now existing or hereafter arising and however acquired, and all replacements, renewals, extensions and other modifications of any of the foregoing. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to the Borrowers under any of the Loan Documents. The term also includes any of the foregoing that arise after the filing of a petition by or against any Borrower under any bankruptcy or similar law, even if the Obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise.

                           Permitted Debt - Without duplication, any of the
                           --------------
                  following:

                           (i)      Debt to trade creditors and normal
                                    expense accruals incurred in the
                                    ordinary course of the Borrowers'
                                    business;

                           (ii)     Debt to the Bank;

                           (iii)    Debt secured by Permitted Liens;

                           (iv)     Debt which is subordinated to the
                                    Obligations pursuant to the terms of a
                                    subordination agreement satisfactory to
                                    the Bank in its sole discretion;

                           (v)      Debt existing on the date of this
                                    Agreement and disclosed on Schedule 1.01
                                                               -------------
                                    (Existing Permitted Debt) of this
                                    -------------------------
                                    Agreement (and any extensions, renewals, refinancings and replacements thereof in a principal amount not in excess of the amount of such Debt outstanding immediately prior to the effectiveness of such extension, renewal, refinancing or replacement);

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                           (vi)     Debt incurred by any Borrower resulting
                                    solely from such Borrower's guaranty of
                                    the debt or other obligations of another
                                    Borrower;

                           (vii) Debt issued by Parent pursuant to that certain Subordinated Convertible
                                    Debenture Purchase Agreement dated as of February 13, 2003 (the "Debenture Agreement"); provided, however that the principal amount of such indebtedness shall not exceed at any time, in the aggregate, $10,000,000.00, which
                                    Debenture Agreement contains express
                                    terms satisfactory to the Bank that the
                                    debentures issued thereunder are
                                    subordinate to the Obligations; and

                           (viii) other Debt approved in advance by the Bank in writing.

                           Restricted Payment. With respect to any Borrower,
                           ------------------
                  any purchase, redemption or other acquisition for value of any shares of its stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding.

                  (c) Section 2.01 of the Agreement is hereby deleted in its
                      ------------
         entirety and replaced by the following:

                           2.01. TOTAL CREDIT FACILITY. Subject to the
                                 ---------------------
                  following terms and conditions of this Agreement, the Bank agrees to make a total credit facility of up to $8,500,000.00 available to the Borrowers.

                  (d) Section 2.03 of the Agreement is hereby deleted in its
                      ------------
         entirety and replaced by the following:

                           2.03. TERM LOAN. The Bank shall make a Term Loan
                                 ---------
                  to the Borrowers in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00), which shall be evidenced by and repayable in accordance with the terms of the Term Loan Note. The proceeds of the Term Loan shall be used by the Borrowers solely for purposes of the Borrowers' general working capital needs and general corporate purposes to the extent not inconsistent with the terms of this Agreement.

                  (e) Section 3.01(a) of the Agreement is hereby deleted in
                      ---------------
         its entirety and replaced by the following (with the remaining subsections of Section 3.01 remaining unchanged):
                        ------------

                           3.01. INTEREST AND CHARGES.
                                 --------------------

                                    (a) Interest shall accrue on the
                  principal amount of the Revolving Credit Note outstanding and the Term Loan Note outstanding at the end of each day at a fluctuating rate per annum equal to the Prime Rate in effect on such day plus two percent (2%). After the date
                                     ----
                  hereof, the foregoing fluctuating rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Prime Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Prime Rate becomes effective. Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days), commencing on the date the initial Loan is made.

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

                  (f) Section 3.02 of the Agreement is hereby deleted in its
                      ------------
         entirety and replaced by the following:

                           3.02 TERM OF REVOLVING CREDIT FACILITY. Subject
                                ---------------------------------
                  to the Bank's right to cease making Loans to the Borrowers at any time upon or after the occurrence and during the continuation of any Default or Event of Default, the Borrowers shall be entitled to request advances under the Revolving Credit Note for the period from the date hereof to and including January 31, 2004. In no event may the Borrowers terminate this Agreement until the Borrowers have repaid all Loans and otherwise paid and performed their Obligations hereunder. All indemnities given by the Borrowers to the Bank under any of the Loan Documents shall survive the repayment of the Loans and the termination of this Agreement.

                  (g) Section 3.03 of the Agreement is hereby deleted in its
                      ------------
         entirety and replaced by the following:

                           3.03 PAYMENTS. Except where evidenced by notes or
                                --------
                  other instruments issued or made by the Borrowers to the Bank specifically containing payment provisions which are in conflict with this Section 3.03 (in which event the
                                        ------------
                  conflicting provisions of such notes or other instruments
                  shall govern and control), that portion of the Obligations consisting of:

                                    (a) Principal payable on account of the
                           Revolving Credit Loan shall be payable by the Borrowers to the Bank immediately upon the earliest to occur of (i) the date or dates for payment as specified in the Revolving Credit Note, (ii) the occurrence of any event described in Section 3.04 hereof which requires the payment
                              ------------
                           of principal on the Loans (but only after the Term Loan has been repaid in full), (iii) the occurrence and continuance of an Event of Default in consequence of which the Bank elects to accelerate the maturity and payment of any of the Obligations, (iv) termination of this Agreement for any reason, or (v) January 31, 2004 (the "Revolving Loan Maturity Date"); provided, however, that if the principal balance of Revolving Credit Loan outstanding at any time shall exceed the Borrowing Base at such time, the Borrowers shall, on demand, repay the Revolving Credit Loan in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess;

                                    (b) Principal payable on account of the
                           Term Loan shall be payable by the Borrower to the Bank immediately upon the earliest to occur of
                           (i) the date or dates for payment as specified in the Term Note, which shall call for quarterly principal payments in the amount of $100,000.00 each, (ii) the occurrence of any event described in Section 3.04 hereof which requires the payment
                              ------------
                           of principal on the Loans, (iii) the occurrence and continuance of an Event of Default in consequence of which the Bank elects to accelerate the maturity and payment of any of the Obligations, (iv) termination of this Agreement for any reason, or (v) February 13, 2005 (the "Term Loan Maturity Date");

                                    (c) Interest accrued on the Loans shall
                           be due on the earliest to occur of (i) the first day of each month (for the immediately preceding month)

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                           with respect to the Revolving Credit Loan,
                           computed through the last calendar day of the preceding month, and quarterly (for the immediately preceding quarter) with respect to the Term Loan, computed through the last calendar day of the preceding quarter (as more fully described in the Term Loan Note), (ii) the occurrence of an Event of Default in consequence of which the Bank elects to accelerate the maturity and payment of the Obligations, (iii) termination of this Agreement for any reason or
                           (iv) the Revolving Loan Maturity Date or the Term Loan Maturity Date, respectively, as the case may be; provided, however, that the Borrowers hereby irrevocably authorize the Bank, in the Bank's sole discretion, to advance to or on behalf of the Borrowers, and to charge to the Borrowers' Loan Account as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month to the extent such interest is not otherwise timely paid by the Borrowers;

                                    (d) Costs, fees and expenses payable
                           pursuant to this Agreement or the other Loan
                           Documents shall be payable by the Borrowers, on demand, to the Bank or to any other Person designated by the Bank and the Borrowers hereby authorize the Bank, in the Bank's sole discretion, to advance to or on behalf of the Borrowers, and to charge the Borrowers' Loan Account as a Revolving Credit Loan, all such costs, fees and expenses to the extent not otherwise timely paid by the Borrowers; and

                                    (e) The balance of the Obligations
                           requiring the payment of money, if any, shall be payable by the Borrowers to the Bank as and when provided in this Agreement or the other Loan Documents, or if no specific provision for payment is made, on demand.

                  (h) Section 6.01.(j) of the Agreement is hereby deleted in
                      ----------------
         its entirety and replaced by the following:

                                    (j) Books and Records; Inspection; Bank
                                        -----------------------------------
                           Audits. Maintain complete and accurate books and
                           ------
                           financial records in accordance with GAAP; during normal working hours permit the Bank and Persons designated by the Bank to visit and inspect its properties and to conduct any environmental tests or audits thereon, to inspect its books and financial records (including its journals, orders, receipts and correspondence which relates to its Accounts), and to discuss its affairs, finances and Accounts and operations with its directors, officers, employees and agents and its independent public accountants; and permit the Bank and Persons designated by the Bank to perform audits of such books and financial records and of the Accounts and inventory of the Borrowers when and as requested by the Bank; and pay to the Bank or Persons designated by the Bank an audit fee based on the Bank's then current audit rate (which rate is presently $650.00 per day) plus expenses for each such audit. Without limiting the foregoing, until the Borrowers receive written notice from the Bank to the contrary, Bank shall perform, at the expense of the Borrowers, quarterly audits of the Accounts and the inventory of the Borrowers.

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                  (i) Section 6.01.(m) of the Agreement is hereby deleted in
                      ----------------
         its entirety and replaced by the following:

                                    (m) Location of Collateral, Borrower
                                        --------------------------------
                           Name and State of Organization. Keep all
                           ------------------------------
                           Collateral, other than inventory in transit and motor vehicles, at one or more of the locations set forth on Schedule 6.01(m) and not remove any
                                        ----------------
                           Collateral therefrom except for, for so long as there exists no Event of Default, (i) inventory sold in the ordinary course of the Borrowers' business, and (ii) dispositions of obsolete equipment to the extent permitted under this Agreement. Each Borrower's exact legal name and all tradenames are as set forth on Schedule
                                                              --------
                           6.01(m) and no Borrower shall change any such
                           -------
                           names without giving the Bank at least thirty
                           (30) days prior written notice. Each Borrower's State of incorporation or organization is as set forth in the opening paragraph of this Agreement and no Borrower shall change its State of incorporation or organization without giving the Bank at least thirty (30) days prior written notice.

                  (j) Section 6.02 of the Agreement is hereby amended by
                      ------------
         adding the following new subpart (k):

                           (k) Restricted Payments. Make or commit to make
                               -------------------
                  any Restricted Payment.

                  (k) Section 6.03 of the Agreement is hereby deleted in its
                      ------------
         entirety and replaced by the following:

                           6.03 SPECIFIC FINANCIAL COVENANTS. So long as any
                                ----------------------------
                  Obligations remain unpaid or the Bank shall have any commitment to extend credit to or for the benefit of the Borrowers, unless otherwise consented to in writing by the
                  Bank:

                                    (a) Minimum Working Capital. Parent
                                        -----------------------
                           shall maintain at all times, on a consolidated basis, Minimum Working capital of not less than $18,000,000.00.

                                    (b) Debt Coverage Ratio. Parent shall
                                        -------------------
                           not permit its Debt Coverage Ratio, on a consolidated basis and measured as at the end of each fiscal quarter of the Borrowers, to be less than the ratio set forth below for the relevant time period:

                                        Quarter Ending             Debt Coverage Ratio
                                        --------------             -------------------
                                        12/31/02                   Compliance waived
                                        3/31/03                    0.75 to 1.0
                                        6/30/03                    1.0 to 1.0
                                        9/30/03 and thereafter     1.25 to 1.0

                                    (c) Current Ratio. Parent shall at all
                                        -------------
                           times maintain, on a consolidated basis, a minimum Current Ratio of no less than 1.75 to 1.0.

                                    (d) Capital Expenditures. Borrowers
                                        --------------------
                           shall not make Capital Expenditures which exceed, in the aggregate and on a consolidated basis, during any fiscal year of the Borrowers, $3,000,000.00.

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                  (l) Section 7.01.(g) of the Agreement is hereby deleted in
                      ----------------
         its entirety and replaced by the following:

                                    (g) The Borrowers shall (i) fail to pay
                           any Debt in a principal amount in excess of
                           $150,000.00 (other than the Debt described in Sections 7.01(a), 7.01(b) and 7.01(c) above) of
                           ----------------  -------     -------
                           the Borrowers, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after any applicable grace period specified in the agreement or instrument relating to such Debt, or
                           (ii) fail to perform or observe any covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay or perform or observe is to accelerate or to permit the acceleration of the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof as a result of a default by a Borrower, or (iii) without limiting the foregoing in any manner, there shall occur and be continuing an Event of Default (as such term is defined therein) under the Debenture Agreement which is not cured or waived within any applicable grace or cure period; or

                  (m) Schedule 1.01 to the Credit Agreement is hereby
                      -------------
         deleted in its entirety and the Schedule 1.01 attached to this
                                         -------------
         Amendment is hereby substituted in lieu thereof.

                  (n) Schedule 5.01(p) to the Credit Agreement is hereby
                      ----------------
         deleted in its entirety and the Schedule 5.01(p) attached to this
                                         ----------------
         Amendment is hereby substituted in lieu thereof.

                  (o) Schedule 6.01(m) to the Credit Agreement is hereby
                      ----------------
         deleted in its entirety and the Schedule 6.01(m) attached to this
                                         ----------------
         Amendment is hereby substituted in lieu thereof.


     2.  Conditions To Execution Of This Amendment. Any provision contained
         -----------------------------------------
herein or in the Agreement to the contrary notwithstanding, Bank's execution of this Amendment is subject to the following:

                  (a) Bank shall have first received a certified copy of the resolutions of Borrower, duly adopted at a meeting duly held authorizing the execution, delivery and performance of this Amendment in accordance with its terms;

                  (b) All representations and warranties made in the Agreement and herein shall be true and correct in all material respects as of the date hereof and, by execution of this Amendment, each Borrower hereby certifies same to Bank;

                  (c) No Borrower shall have defaulted, or taken or failed to take any action which, unless corrected, would give rise to a default on any of its obligations to Bank;

                  (d) No action or omission exists as of the date hereof which constitutes, or which, with the passage of time, would constitute a Default or Event of Default, and each Borrower shall have certified the same to Bank by a duly authorized officer;

                  (e) Each Borrower shall be in compliance with all covenants of the Agreement, as amended;

                  (f) All documents and filings necessary to maintain and perfect Bank's security interest in the collateral provided for in the Loan Documents shall be in full force and effect, and all actions necessary to maintain and perfect the same shall have been taken;

                  (g) No material adverse change in the financial condition of the Borrowers taken as a whole shall have occurred since January 10, 2003;

                  (h) Bank shall have received the following documents, duly executed and delivered by all parties thereto, and otherwise satisfactory in form and content to Bank and its counsel

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

                           (i)      An Amended and Restated Revolving Credit
                                    Note in the form of Exhibit A attached
                                                        ---------
                                    hereto (which shall also serve as the
                                    revised Exhibit A of the Agreement);
                                            ---------

                           (ii)     An Amended and Restated Term Loan Note
                                    in the form of Exhibit B attached hereto
                                                   ---------
                                    (which shall also serve as the revised
                                    Exhibit B of the Agreement);
                                    ---------

                           (iii) A non-refundable modification fee in the aggregate amount of $75,000.00;

                           (iv) An Amended and Restated Equipment Lease (or similar modification document) between the Borrowers and the Bank with respect to the equipment and related items utilized by the Borrowers at the Borrowers' nitrogen plant located in Abilene Texas;

                           (v) A photocopy of a fully executed original of the Subordinated Convertible Debenture Purchase Agreement, and evidence that Parent has received an amount not less than $8,000,000.00 with respect to the sale of such debentures;

                           (vi)     The favorable written opinion of
                                    Thompson Coburn, LLP, counsel to the
                                    Borrowers, to the Bank regarding the
                                    Borrowers, the Loan Documents and the
                                    transactions contemplated by this
                                    Agreement and the other Loan Documents;
                                    and

                           (vii) A good standing certificate from the Secretary of State for the organizational State of each Borrower.

                  (i) No pending or threatened litigation or other proceeding or investigation shall exist which could reasonably be expected to have a material adverse effect on the prospects, operation or financial condition of the Borrowers taken as a whole; and

                  (j) The Borrowers shall pay the costs and expenses of Bank (including reasonable attorneys' fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Amendment and all other matters herein provided for or required in connection with this Amendment.

     3.  Representations and Warranties. The Borrowers hereby represent and
         ------------------------------
warrant to Bank that:

                  (a) All representations and warranties made by the Borrowers in the Agreement are true and correct in all material respects as if they had been made on the date hereof.

                  (b) No Default or Event of Default exists within the meaning of the Agreement.

                  (c) The officers of the Borrowers executing this Amendment shall be fully authorized to do so, and all corporate actions necessary or proper to authorize the execution of this Amendment have been duly done, taken and performed. No consent, authorization or approval of any other Person is necessary for the due execution and delivery by any Borrower of this Amendment and the performance by any Borrower of the terms hereof and thereof. This

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

         Amendment is executed and delivered in accordance with any laws and regulations applicable hereto and thereto, and is the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

                  (d) The execution, delivery, and performance, in accordance with its terms, of this Amendment will not violate any provision of any Borrower's organizational documents, any law, or any applicable judgment or regulation of any court or of any public or governmental agency, officer, or authority, and will not conflict with, result in a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of any Borrower (except for the security interest created by the Loan Documents) under any indenture, mortgage, contract, deed of trust, or other agreement to which any Borrower is a party or by which any Borrower or any of its properties or assets is or may be bound.

     4.  Entire Agreement. This Amendment and the Agreement embody the entire
         ----------------
agreement between the parties respecting the subject matter hereof and supersede all prior agreements, proposals, communications and understandings relating to such subject matter. The terms of the Amendment shall be considered a part of the Agreement as if fully set forth therein.

     5.  Miscellaneous. This Amendment shall be binding upon the Borrowers
         -------------
and their respective successors and the Bank and its successors and assigns. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Amendment or the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Capitalized terms not defined herein shall have the meanings set forth in the Agreement. This Agreement shall be a contract made under and governed by the laws of the State of Missouri applicable to contracts made and to be performed entirely within such State.

     6.  No Other Amendments. In case of a conflict between the terms of this
         -------------------
Amendment and the Agreement, the terms of this Amendment control. Except as expressly set forth in this Amendment, the terms of the Agreement remain unchanged and in full force and effect. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWERS) AND US (BANK) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.


                          [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                    BORROWERS:

                                    ZOLTEK COMPANIES, INC.
                                    By: /s/ Zsolt Rumy
                                    Name: Zsolt Rumy
                                    Title: President


                                    ZOLTEK CORPORATION
                                    By: /s/ Zsolt Rumy
                                    Name: Zsolt Rumy
                                    Title: President


                                    CAPE COMPOSITES, INC.
                                    By: /s/ Zsolt Rumy
                                    Name: Zsolt Rumy
                                    Title: President


                                    ENGINEERING TECHNOLOGY CORPORATION
                                    By: /s/ Zsolt Rumy
                                    Name: Zsolt Rumy
                                    Title: President


                                    ZOLTEK PROPERTIES, INC.
                                    By: /s/ Zsolt Rumy
                                    Name: Zsolt Rumy
                                    Title: President


                                    BANK:

                                    SOUTHWEST BANK OF ST. LOUIS
                                    By: /s/ Robert S. Witterschein
                                    Name: Robert S. Witterschein
                                    Title: Senior Vice President




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